UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2004

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12933 (Commission File Number)	94-2634797 (IRS Employer Identification Number)

4650 Cushing Parkway
Fremont, California 94538
(Address or principal executive offices including zip code)

(510) 572-0200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of a Principal Officer.

On November 3, 2004, Lam Research Corporation (the Company) issued a press release announcing that, effective June 27, 2005, the Company’s current chairman and chief executive officer, James W. Bagley, will transition from the role of chief executive officer. Mr. Bagley will continue his duties as chairman of the Board of Directors and remain an executive officer of the Company.

(c) Appointment of a Principal Officer.

On November 3, 2004, the Company issued a press release announcing that, effective June 27, 2005, the Company’s current president and chief operating officer, Stephen G. Newberry, will become chief executive officer and president of the Company. The position of chief operating officer will not be filled.

Stephen G. Newberry joined the Company in August 1997 as Executive Vice President and Chief Operating Officer. In July 1998, Mr. Newberry was promoted to President of Lam. Mr. Newberry currently is a member of the board directors of Nextest Systems Corporation and Semiconductor Equipment and Materials Institute (SEMI), the industry’s trade association. Previously, he was employed by Applied Materials, Inc. for 17 years, most recently as Group Vice President of Global Operations and Planning. From 1990 to 1992, Mr. Newberry served as Vice President of Applied Materials Japan and was responsible for customer service, engineering and manufacturing activities in that region. Upon his return to the United States, Mr. Newberry served in a variety of executive management positions at Applied Materials, Inc.

The Company and Mr. Newberry entered into an employment agreement effective January 1, 2003 (the “Newberry Agreement”). The term of the Newberry Agreement is from January 1, 2003, through October 31, 2005, and will automatically extend for subsequent one-year periods without limit unless terminated by either Mr. Newberry or the Company in accordance with the provisions of the Newberry Agreement.

During fiscal year 2001, Mr. Newberry signed a promissory note with Lam entitling him to borrow up to $1.0 million dollars at 6.75% simple interest. He was advanced the $1.0 million and subsequently repaid the entire amount of $1.0 million, plus accrued interest, during the quarter ended December 28, 2003.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

99.1	Press Release dated November 3, 2004 announcing the Company’s Management Transition Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2004

LAM RESEARCH CORPORATION
By:	/s/ Martin B. Anstice
Martin B. Anstice
Vice President, Finance, Chief Financial Officer, and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated November 3, 2004 announcing the Company’s Management Transition Plan